                                                                   Exhibit 10.11


                             AMENDED AND RESTATED
              FARMERS CITIZENS BANK DIRECTOR RETIREMENT AGREEMENT

     THIS AGREEMENT is made this 11 day of November, 1999, by and between FARMERS CITIZENS BANK, located in Bucyrus, Ohio (the "Company"), and Joan C. Stemen (the "Director"), amending and restating the Director Retirement Agreement between the Company and the Director dated April 29, 1999 (the "Agreement"). The Effective Date of this Agreement is April 29, 1999.

                                 INTRODUCTION

     To encourage the Director to remain a member of the Company's Board of Directors, the company is willing to provide Director Emeritus benefits to the Director. The Company will pay the benefits from its general assets.

                                   AGREEMENT

     The Director and the Company agree as follows:

                                   Article 1
                                  Definitions

     1.1  Definitions.   Whenever used in this Agreement, the following words
and phrases shall have the meanings specified:

          1.1.1 "Change of Control" means the transfer of 20% or more of the Company's outstanding voting common stock followed within twenty-four (24) months by replacement of fifty percent (50%) or more of the members of the Company's Board of Directors.

          1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

          1.1.3 "Disability" means the Director suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Director from performing substantially all of the Director's normal duties for the Company. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

          1.1.4 "Early Retirement Date" means the Director completing 15 Years of Service.

          1.1.5 "Normal Retirement Date" means the Director attaining age 70 and completing 15 Years of Service.

          1.1.6 "Termination of Service" means the Director ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

          1.1.7 "Years of Service" means the total number of twelve-month periods during which the Director serves as a member of the Company's Board of Directors.

                                   Article 2
                               Lifetime Benefits

     2.1 Normal Retirement Benefit. If the Director terminates service on or after the Normal Retirement Date for reasons other than death, Disability or Change of Control, the Company shall pay to the Director the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

          2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is equal to the greater of: (a) $7,794, which is the Plan Year 1 Benefit Level of $7,200 increased 2 percent at the end of each plan year as set forth in Schedule A; or (b) the amount of the Director's board fees in the year prior to retirement.

          2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Date. This annual benefit shall be paid to the Director for 15 years.

     2.2 Early Retirement Benefit. If the Director terminates service after the Early Retirement Date but before the Normal Retirement Date for reasons other than death, Disability or Change of Control, the Company shall pay to the Director the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

          2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the benefit determined under Schedule A based on the date of the Director's Termination of Service, which is determined by vesting the Director in 100 percent of the Accrual Balance. Schedule A shall be adjusted to reflect any benefit level increases determined by the Board of Directors under
     Section 2.1.1 prior to the Director's Termination of Service. Schedule A is calculated using the interest method of accounting, an 8% discount rate, monthly compounding and monthly benefit payments.

          2.2.2 Payment of Benefit. The Company shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's Normal Retirement Date. This annual benefit shall be paid to the Director for 15 years.

     2.3 Disability Benefit. If the Director terminates service due to a Disability prior to the Normal Retirement Date, the Company shall pay to the Director the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

          2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the benefit determined under Schedule A based on the date of the Director's Termination of Service, which is determined by vesting the Director in 100 percent of the Accrual Balance. Schedule A shall be adjusted to reflect any benefit level increases determined by the Board of Directors under
     Section 2.1.1 prior to the Director's Termination of Service.

          2.3.2 Payment of Benefit. The Company shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's Termination of Service. This annual benefit shall be paid to the Director for 15 years.

     2.4 Change of Control Benefit. Upon a Change of Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

          2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the benefit determined under Schedule A based on the date of the Director's Termination of Service, which is determined by vesting the Director in 100 percent of the Accrual Balance. Schedule A shall be adjusted to reflect any benefit level increases determined by the Board of Directors under Section
     2.1.1 prior to the Director's Termination of Service.

          2.4.2 Payment of Benefit. The Company shall pay the benefit to the Director in a lump sum within 60 days following Termination of Service.

                                   Article 3
                                Death Benefits

     3.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 3.1 in lieu of any benefit under Article 2.

          3.1.1 Amount of Benefit. The annual benefit under this Section 3.1 is the Normal Retirement Benefit described in Section 2.1.1.

          3.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Director's beneficiary in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's death. This annual benefit shall be paid to the Director's beneficiary for 15 years.

     3.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

                                   Article 4
                                 Beneficiaries

     4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   Article 5
                              General Limitations

     5.1 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would be an excess parachute payment under
Section 280G of the Code.

     5.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Director's service for:

     (a)  Gross negligence or gross neglect of duties;

     (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

     (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse financial effect on the Company.

     5.4 Suicide. No benefits shall be payable if the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                   Article 6
                         Claims and Review Procedures

     6.1 Claims Procedure. The Company shall notify the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     6.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                   Article 7
                          Amendments and Termination

     7.1 This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

     7.2 Notwithstanding Section 7.1, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In the event of any such amendment or termination, the Director shall be 100 percent vested in the Accrual Balance under Schedule A.

                                   Article 8
                                 Miscellaneous

     8.1 Binding Effect. The Bank/Company expressly agrees that it shall not merge or consolidate into or with another bank/company or sell substantially all of its assets to another bank/company, firm or person until such bank/company firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank/Company under this agreement. This agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

     8.2 No Guarantee of Employment. This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Company, nor does it interfere with the Shareholders' rights to replace the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate service at any time.

     8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Ohio, except to the extent preempted by the laws of the United States of America.

     8.6 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

     IN WITNESS WHEREOF, the Director and the Company have signed this Agreement.


DIRECTOR:                               COMPANY:
                                        FARMERS CITIZENS BANK

/s/ Joan C. Stemen                      By /s/ G. W. Holden
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Joan C. Stemen                          Title President
                                              -------------------------------

                            BENEFICIARY DESIGNATION

              FARMERS CITIZENS BANK DIRECTOR RETIREMENT AGREEMENT


I designate the following as beneficiary of any death benefits under this
Agreement:

Primary: ____________________________________________________

_____________________________________________________________

Contingent: _________________________________________________

_____________________________________________________________


Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
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I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature _____________________

Date      _____________________


Accepted by the Company this          day of                   , 1999.

By        _____________________

Title     _____________________

                                FIRST AMENDMENT
                                    TO THE
                             AMENDED AND RESTATED
              FARMERS CITIZENS BANK DIRECTOR RETIREMENT AGREEMENT
                                      FOR
                                JOAN C. STEMEN

     THIS AMENDMENT is made this 3/rd/ day of August, 2000, by and between FARMERS CITIZENS BANK, located in Bucyrus, Ohio (the "Company"), and Joan C. Stemen (the "Director").

     On November 11, 1999, the Company and the Director executed the AMENDED AND RESTATED FARMERS CITIZENS BANK DIRECTOR RETIREMENT AGREEMENT, amending and restating the original agreement of April 29, 1999 (the "Agreement"). The undersigned hereby amends, in part, said Agreement to clarify the Early Retirement Benefit.

     Article 2.2.1 of the Agreement shall be deleted in its entirety and the following new Article 2.2.1 shall be added to the Agreement:

          2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the benefit determined under Schedule A based on the date of the Director's Termination of Service. This benefit is determined by zero vesting until the Director has completed 15 Years of Service and then vesting the Director in 100 percent of the Accrual Balance after 15 Years of Service. Schedule A shall be adjusted to reflect any benefit level increases determined by the Board of Directors under Section 2.1.1 prior to the Director's Termination of Service. Schedule A is calculated using the interest method of accounting, an 8% discount rate, monthly compounding and monthly benefit payments.

     Schedule A of the Agreement shall be deleted in its entirety and the attached new Schedule A shall be added to the Agreement.

     IN WITNESS WHEREOF, the Director and the Company have signed this Amendment.


DIRECTOR:                                    FARMERS CITIZENS BANK

/s/ Joan C. Stemen                           By /s/ G.W. Holden
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Joan C. Stemen                               Title President & CEO
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